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                                                                    Exhibit 23.1





                         INDEPENDENT AUDITORS' CONSENT





THE BOARD OF DIRECTORS AND SHAREHOLDERS
T-NETIX, INC.:


We consent to incorporation by reference in the registration statement (No. 33-92642) on Form S-8 of T-NETIX, Inc. of our report dated October 7, 1996, except for the first three paragraphs of Note 11, which are as of October 21, 1996, relating to the consolidated balance sheets of T-NETIX, Inc. and subsidiaries as of July 31, 1996, and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended July 31, 1996, and our report dated October 7, 1996 relating to the consolidated financial statement Schedule II, which reports appear in the July 31, 1996, annual report on Form 10-K of T-NETIX, Inc.




                                          /s/     KPMG PEAT MARWICK LLP
                                             --------------------------------
                                                  KPMG Peat Marwick LLP


Denver, Colorado
October 29, 1996